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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):      December 31, 2003
                                                 -------------------------------


              Fiduciary Capital Pension Partners Liquidating Trust
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                      0-17738                    86-0653603
-----------------------            ------------             -------------------
(State of Organization)            (Commission                (IRS Employer
                                   File Number)             Identification No.)


               1530 16th Street, Suite 200, Denver, CO 80202-1468
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:        (303) 446-5937
                                                   -----------------------------


Fiduciary Capital Pension Partners Liquidating Trust is the transferee of the remaining assets and liabilities of Fiduciary Capital Pension Partners, L.P. and files certain reports under Fiduciary Capital Pensions Partners, L.P.'s Commission file number as provided for in its Liquidating Trust Agreement, dated December 31, 2001.






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Item 5.                           OTHER EVENTS

Fiduciary Capital Pension Partners Liquidating Trust, (the "Trust") was formed in connection with the liquidation and termination of Fiduciary Capital Pension Partners, L.P. (the "Partnership") on December 31, 2001. The following net assets of the Partnership, which had not previously been liquidated by the Partnership, were transferred to the Trust, which had been established for the purpose of holding these assets.

         Investments:
           Environmental Energy Services, Inc.                    $       1
           LMC Corporation                                                2
           Niigata Engineering Co., Ltd.                                  1
                                                                  ---------
              Total investments                                           4
         Cash and cash equivalents                                  187,811
         Other receivables                                           32,048
         Other assets                                                17,596
         Accounts payable and accrued liabilities                  (141,076)
                                                                  ---------
                                                                  $  96,383
                                                                  =========

The trustee of the Trust is Stone Pine Accounting Services, LLC. Each holder of Units in the Partnership was deemed to be the beneficial owner of a pro rata share of the aggregate beneficial interests in the Trust. It was anticipated that the Trust would permit the realization of substantial cost savings in administrative and other expenses until the funds remaining after payment of all liabilities and expenses (if any) were distributed to the beneficiaries of the Trust.

The purpose of the Trust was to pay all remaining expenses and liabilities of the Partnership, including those relating to the sale, collection or dissolution of the remaining investments, administrative expenses, and to distribute the remaining funds (if any) to the beneficiaries of the Trust.

The transferred assets were recorded by the Trust at a cost equal to their value on December 31, 2001 (date of transfer), as determined by the Partnership. The investments consisted of receivables from LMC Corporation ("LMC") and Niigata Engineering Co., Ltd. ("Niigata"), both of which were in bankruptcy proceedings as of December 31, 2001, and rights to receive restricted shares of Environmental Energy Services, Inc. ("EESV") common stock.

Realization of Assets

LMC Corporation Among the assets that were transferred to the Trust on December 31, 2001 were $1,647,056 of receivables from LMC, which was in bankruptcy proceedings. As of December 31, 2001, LMC's only significant asset was real property, which was subject to a first mortgage. During August 2002, the holder of the first mortgage repossessed the real property. This repossession of the real property eliminated any possibility that the Trust would receive any distributions from LMC's bankruptcy proceedings. As a result, the Trust's LMC investment was written off as a realized loss during 2002.


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Niigata Engineering Co., Ltd. A $28,179 receivable from Niigata, a Japanese company, was also transferred to the Trust. At the time of the liquidation of the Partnership and the formation of the Trust, Niigata was attempting to consummate a financial restructuring and emerge from its Japanese-based bankruptcy proceedings as an operating company.

Niigata successfully consummated its restructuring and exited from bankruptcy proceedings during June 2003. In accordance with the terms of Niigata's approved restructuring plan, the Trust received a cash payment of $5,836 in satisfaction of its $28,179 receivable.

Environmental Energy Services, Inc. The Partnership acquired 821,376 shares of EESV (as a successor to WasteMasters, Inc. ("WasteMasters")) stock, which trades on the OTC Bulletin Board System, from Nikko Trading of America Corporation ("Nikko") on June 3, 1998. The stock was subject to a 24-month lock-up period through May 2000. Upon expiration of the lock-up period, the Partnership requested that EESV issue the Partnership a new stock certificate without the restrictive legend that existed on the Partnership's original certificate, so that the stock could be sold. EESV refused to comply with this request because of a court order during March 2000 that authorized the cancellation of all EESV stock that had been issued to Nikko, including the shares that Nikko had previously transferred to the Partnership. The Partnership retained counsel and EESV's attorneys agreed to consider the Partnership's request to be treated as a bona fide purchaser of the shares from Nikko. During October 2001, the Partnership reached an agreement with EESV, pursuant to which EESV agreed to treat the Partnership as a bona fide purchaser of the original WasteMasters shares and to issue new restricted shares of EESV common stock to the Partnership. The Partnership executed the agreement, but never received the new restricted shares of EESV common stock or a copy of the agreement executed by EESV. The Partnership's right to receive these shares was transferred to the Trust. The EESV common stock, which trades on the OTC Bulletin Board System ("EESV"), had a market price of approximately $0.003 per share on December 29, 2003.

As of December 31, 2003, the Trust had been unsuccessful in obtaining salable shares of EESV common stock. The Trust pursued all available means to obtain these salable shares, except for the pursuit of litigation, without success. If the Trust were to be successful in obtaining these salable shares, their current fair market value would only be approximately $2,464. Unfortunately, this relatively small potential value did not economically justify the Trust incurring the costs associated with litigation or the administrative costs associated with further delays in terminating the Trust. As a result, the Trustee decided to discontinue further efforts to obtain salable shares of EESV and to write the Trust's EESV investment off as a realized loss during 2003.

Other Receivables and Other Assets

Other receivables and other assets, valued at $49,644, were also transferred to the Trust by the Partnership. The Trust successfully realized an amount equal to this estimated fair value from the collection of the other receivables and conversion of the other assets into cash.


                                       3
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Accounts Payable and Accrued Expenses

Included among the net assets that were transferred to the Trust by the Partnership on December 31, 2001, was an accrued liability for $141,076 of accounts payable and accrued liabilities. These accounts payable and accrued liabilities consisted of two components: (i) expenses that had been incurred by the Partnership during 2001 but that were not paid prior to the dissolution of the Partnership on December 31, 2001, and (ii) an accrual for estimated expenses that were expected to be incurred by the Trust in liquidating the Partnership's assets that were transferred to the Trust.

The Trust paid all of the remaining Partnership expenses and the expenses incurred by the Trust during 2002 and 2003, totaling $100,212. In addition, the Trustee has retained $7,516 to pay remaining expenses relating to the Trust's activities, including costs associated with (i) the payment of the final liquidating distribution to the beneficiaries of the Trust, (ii) the Trust's 2003 income tax and financial reporting obligations, and (iii) complying with various state escheatment laws.

Final Liquidating Distribution

Following the receipt of cash from the asset realizations discussed above and the payment of the liabilities and expenses discussed above, the Trust had $138,628 of cash reserves that were available for distribution to the beneficiaries of the Trust. This amount, which was equal to $0.179 per unit of beneficial interest, was distributed to the beneficiaries of the Trust on December 31, 2003.

This $138,628 liquidation value exceeded the $96,383 estimated value (as determined by the Partnership) of the net assets that were transferred from the Partnership to the Trust on December 31, 2001 primarily because actual expenses incurred by the Trust in liquidating the Partnership's assets that were transferred to the Trust were less than the amount estimated by the Partnership at the time of the transfer. In addition, (i) the proceeds received from the Niigata bankruptcy proceedings exceeded the aggregate carrying value (as determined by the Partnership) of the investments transferred to the Trust, and
(ii) the Trust earned interest income on its cash reserves during 2002 and 2003.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Fiduciary Capital Pension Partners Liquidating Trust (Registrant)

                            By:  Stone Pine Accounting Services, LLC
                                 Trustee


Date:  December 31, 2003         By: /s/ Donald R. Jackson
                                     ---------------------
                                     Donald R. Jackson
                                     Managing Member



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